UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2015

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2015, the Defense Logistics Agency Disposition Services (“DLA”) notified Liquidity Services, Inc. (the “Company”) that the DLA was amending the second follow-on contract (“Second Follow-On Contract”) to its Surplus Usable Property Sales Contract (Sales Contract Number 08-0001-0001) between the Company and the DLA that had been awarded on February 13, 2015  (as amended, the “Surplus Contract”). The Second Follow-On Contract was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 17, 2015.  The Second Follow-On was previously extended to November 14, 2015 by Supplemental Agreement No. 1 filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2015.

The amendment extends the Company’s wind-down period under the Second Follow-On Contract by an additional 10 months.  The amendment allows for the continued processing of usable non-rolling stock surplus personal property located at Recycling Control Point (“RCP”) depots that has been transferred by record to the Company but has not yet shipped from a depot to the Company.  For property located at RCP depots, all other terms, including pricing, remain consistent with the prior Surplus Contract.  A copy of the amendment, Supplemental Agreement No. 2, is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

10.1                        Supplemental Agreement No. 2 to Mutual Agreement for Contract (15-0001-0001) dated November 13, 2015, relating to the Surplus Contract between the Company and the Defense Logistics Agency Disposition Services of the U.S. Department of Defense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: November 19, 2015	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1

Supplemental Agreement No. 2 to Mutual Agreement for Contract (15-0001-0001) dated November 13, 2015, relating to the Surplus Contract between the Company and the Defense Logistics Agency Disposition Services of the U.S. Department of Defense.